POWER OF ATTORNEY
Know all by these present,that the
undersigned hereby constitutes
and appoints each of
Marie Oh Huber, Scott F. Schenkel,
Brian J. Doerger and Allison P. Koehler, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:
(1) execute for and on behalf of
the undersigned, an executive
officer,director or holder of
10% of more of a registered class
of securities of eBay Inc.
(the "Company"), Forms 3,4 and
5 in accordance with Section
16(a) of the Securities Exchange Act
of 1934, as amended (the "Exchange Act") and the rules thereunder;
(2) do and perform any and all
acts for and on behalf of the
undersigned that may be necessary
or desirable to complete and execute
such Form 3, 4 or 5,complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and (3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The undersigned hereby grants to each
such attorney-in-fact full power and
authority to do and perform any and
every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the earliest to occur of
(a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company,
(b) revocation by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company.


IN WITNESS WHEREOF, the undersigned has
cause this Power of Attorney to be executed as of this 10th day of January 2018.


/s/ Thomas J. Tierney
SIGNATURE OF SECTION 16 INSIDER
Thomas J. Tierney
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